As filed with the Securities and Exchange Commission on September 25, 2023
Registration Nos. 333-264051 and 333-264051-01

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AngloGold Ashanti Limited
(Exact Name of Registrant as Specified in its Charter)
The Republic of South Africa
(State or Other Jurisdiction of Incorporation or
Organization)
Not Applicable
(I.R.S. Employer Identification Number)
112 Oxford Road
Houghton Estate, Johannesburg, 2198
(Private Bag X 20, Rosebank, 2196)
South Africa
Tel: +27 (0)11 637-6000
(Address and Telephone Number of Registrant’s
Principal Executive Offices)

AngloGold Ashanti Holdings plc
(Exact Name of Registrant as Specified in its Charter)
The Isle of Man
(State or Other Jurisdiction of Incorporation or
Organization)
Not Applicable
(I.R.S. Employer Identification Number)
4th Floor, Communications House
South Street
Staines-upon-Thames, TW18 4PR
United Kingdom
Tel: +44 (0)203 968-3320
(Address and Telephone Number of Registrant’s
Principal Executive Offices)

AngloGold Ashanti North America Inc.
4601 DTC Boulevard, Suite 550
Denver, CO 80237
Tel: +1 (303) 889-0700

(Name, Address and Telephone Number of Agent for Service)

Copy to:
George A. Stephanakis, Esq.
Cravath, Swaine & Moore LLP
CityPoint, One Ropemaker Street
London EC2Y 9HR
United Kingdom
Tel: +44 (0)20 7453-1000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: Not Applicable

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

†The term “new or revised financial accounting standard” refers to any updated issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form F-3 (Registration Nos. 333-264051 and 333-264051-01) filed by AngloGold Ashanti Limited and AngloGold Ashanti Holdings plc (the “Registrants”) with the Securities and Exchange Commission on April 1, 2022 (the “Registration Statement”) registering any combination of the securities of the Registrants described in the prospectus contained in the Registration Statement. The Registrants are filing this Post-Effective Amendment No. 1 to the Registration Statement to terminate the offering and remove from registration the securities that have not been sold pursuant to the prospectus contained in the Registration Statement.

On September 25, 2023, AngloGold Ashanti Limited completed a reorganization transaction (the “Reorganization”). Upon completion of the Reorganization, AngloGold Ashanti plc became the ultimate parent company of the Registrants and their subsidiaries as of immediately prior to the Reorganization.

In connection with the Reorganization, the offerings of securities pursuant to the Registration Statement have been terminated. In accordance with an undertaking in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities which had been registered under the Registration Statement but remain unsold at the termination of the offering, the Registrants hereby remove from registration any and all securities of the Registrants which have been registered for issuance under the Registration Statement but remain unsold. The Registration Statement is hereby amended to reflect the termination of the offering and the removal from registration of any and all securities of the Registrants which have been registered for issuance under the Registration Statement but remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johannesburg, South Africa, on the 25th day of September 2023.

ANGLOGOLD ASHANTI LIMITED

By:	/s/ Ian Kramer
	Name:	Ian Kramer
	Title:	Authorized Signatory

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Staines-upon-Thames, United Kingdom, on the 25th day of September 2023.

ANGLOGOLD ASHANTI HOLDINGS PLC

By:	/s/ Robert Paul Harling Hayes
	Name:	Robert Paul Harling Hayes
	Title:	General Manager and Executive Director

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.